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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549


                            --------------------
                                  FORM T-1


                          STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305 (b) (2)__

                            --------------------

                      IBJ SCHRODER BANK & TRUST COMPANY
             (Exact name of trustee as specified in its charter)

            New York                                      13-5375195
(State of Incorporation or Organization                (I.R.S. employer
if not a U.S. national bank)                          identification No.)

One State Street, New York, New York                         10004
(Address of principal executive offices)                   (Zip code)

                         Max Volmar, Vice President
                      IBJ Schroder Bank & Trust Company
                              One State Street
                          New York, New York 10004
                               (212) 858-2000
          (Name, Address and Telephone Number of Agent for Service)


                       CALIFORNIA ENERGY COMPANY, INC.
             (Exact name of obligor as specified in its charter)


        Delaware                                           94-2213782
(State or jurisdiction of                               (I.R.S. employer
incorporation or organization)                         identification No.)


       10831 Old Mill
       Omaha, Nebraska                                        68154
(Address of principal executive office)                     (zip code)

                            --------------------

                      % SENIOR DISCOUNT NOTES DUE 2004
                       (Title of Indenture Securities)

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

Item 1.    General information

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                New York State Banking Department, Two Rector Street, New York, New York

                Federal Deposit Insurance Corporation Washington, D.C.

                Federal Reserve Bank of New York Second District,
                33 Liberty Street, New York, New York

           (b)  Whether it is authorized to exercise corporate trust powers.

                                     Yes


Item 2.    Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           The obligor is not an affiliate of the trustee.


Item 3.    Voting securities of the trustee.

           Furnish the following information as to each class of voting securities of the trustee:

           As of February 28, 1994

               Col. A                              Col. B
               Title of class                      Amount Outstanding
               --------------                      ------------------

                                 Not Applicable


Item 4.    Trusteeships under other indentures.

           If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)   Title of the securities outstanding under each such other indenture

                                 Not Applicable

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b)
            (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable


Item 6. Voting securities of the trustee owned by the obligor or its officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:


                           As of February 28, 1994
Col A                 Col. B            Col. C          Col. D
Name of Owner         Title of class    Amount owned    Percentage of
                      beneficially                      represented by voting
                                                        securities amount given
                                                        in Col. C
- --------------        --------------    --------------  -----------------
                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                              As of February 28, 1994

Col A                 Col. B         Col. C          Col. D
Name of Owner     Title of class  Amount owned    Percentage of
                                  beneficially    voting securities
represented by
                                                  amount given
                                                -----------------
                                                    in Col. C
- -----------------------------------------------------------------

                              Not Applicable



Item 8. Securities of the obligor owned or held by the trustee

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              As of February 28, 1994


Col A                    Col. B             Col. C             Col. D
Name of Issuer          Amount of     Amount owned bene-    Percentage of
and                    Oustanding      ficially or held   voting securities
Title of Class                        as collateral sec-   represented by
urity for oblig-     amount given in
- -------------------      Col. C
ations in default
                                          by trustee
                                      ------------------
- ---------------------------------------------------------------------------


                                 Not Applicable

Item 9. Securities of underwriters owned or held by the trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              As of February 28, 1994


Col A                    Col. B             Col. C             Col. D
Name of Issuer          Amount of     Amount owned bene-    Percentage of
and                    Oustanding      ficially or held   voting securities
Title of Class                        as collateral sec-   represented by
urity for oblig-     amount given in
- -------------------      Col. C
ations in default
                                          by trustee
                                      ------------------
- ---------------------------------------------------------------------------

                                 Not Applicable


     Item 10.Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              As of February 28, 1994


Col A               Col. B               Col. C                Col. D
Name of Issuer and  Amount of            Amount owned bene-       Percentage of
Title of Class    Oustanding    ficially or held    class represented
                                         as collateral sec-       by amount
                                                         urity for oblig-  given
                                                         ----------------
in Col. C
                                                         ations in default
                                                         -----------------
                                                         by trustee
                                                         ----------
- --------------------------------------------------------------------------------


                                 Not Applicable

          Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge
     of the trustee, owns 50 percent or more of the   voting securities of the
     obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                              As of February 28, 1994

Col. A            Col. B     Col. C
Nature of         Amount      Date
Indebtedness    Outstanding   Due
- --------------  -----------  ------

                                 Not Applicable


Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of February 28, 1994


Col A                      Col. B              Col. C            Col. D
Title of Class       Whether the secur-  Amount owned bene-   Percentage of
ities are voting      ficially or held      class repre-
or nonvoting         as collateral sec-                         sented by
securities            urity for oblig-                       amount given in
- -------------------
ations in default                                                Col. C
- -------------------
- ----------------------------------------------------------------------------

                                 Not Applicable


Item 13.       Defaults by the Obligor.

                    (a)State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable



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

          (b)If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable


Item 14.       Affiliations with the Underwriters

                    If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable


Item 15.       Foreign Trustees.

                    Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable


Item 16.       List of Exhibits.

                    List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit 1 above).

     *3. A copy of the Authorization of the Trustee, to exercise Corporate Trust Powers (included in 1 above).

     *4.  A copy of the existing By-Laws of the Trustee, as amended to date (See
          Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

     6.   The consent of the United States institutional trustee required by
          Section 321(b) of the Act (see attached Exhibit I).

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (see attached Exhibit II).

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                      NOTE
                                      ----


In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.



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

                                   SIGNATURE
                                   ---------



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 28th day of February, 1994.



                                         IBJ SCHRODER BANK & TRUST COMPANY



                                         By:  _______________________________
Max Volmar
                                              Vice President

                                   SIGNATURE
                                   ---------



          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 28th day of February, 1994.



                                         IBJ SCHRODER BANK & TRUST COMPANY



                                         By:  Max Volmar
                                              -------------------------------
                                              Max Volmar
                                              Vice President

                                   Exhibit I

                               CONSENT OF TRUSTEE



          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by California Energy Company, Inc. of its % Senior Discount Notes due 2004, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                         IBJ SCHRODER BANK & TRUST COMPANY



                                         By:  _______________________________
                                              Max Volmar
                                              Vice President



Dated: